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                                                                    EXHIBIT 23.4



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



     As independent public accountants, we hereby consent to the use in this Registration Statement of our report dated November 7, 1996, on the Provider Segment of Magellan Health Services, Inc. and to all references to our Firm included in this Registration Statement.



Atlanta, Georgia


  May 19, 1997